EXHIBIT 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Korea Hydro & Nuclear Power Co., Ltd.

We consent to the incorporation by reference in the Registration Statements (No. 33-99550 and No. 333-9180) on Form F-3 of Korea Electric Power Corporation (“KEPCO”) of our report dated March 26, 2004, relating to the statements of income and retained earnings and cash flows of Korea Hydro & Nuclear Power Co., Ltd. for the year ended December 31, 2003 which report appears in the December 31, 2005 annual report on Form 20-F of KEPCO.

/s/ KPMG Samjong Accounting Corp.

Seoul, Korea

June 28, 2006

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